Exhibit (e)(3)

SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the Distribution Agreement dated December 21, 2021 (the “Agreement”) by and among First American Funds Trust (“Fund Company”), U.S. Bancorp Asset Management, Inc. (“Adviser”) and Quasar Distributors, LLC (“Quasar”) (together, the “Parties”) is effective as of March 4, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund Schedule; and

WHEREAS, Section 11.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.           Exhibit A of the Agreement as it relates to distribution services is hereby deleted and replaced by Exhibit A attached hereto.

3.           Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.           This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

First American Funds Trust

By:	/s/ James D. Palmer
Name:	James D. Palmer
Title:	President

Quasar Distributors, LLC

By:	/s/ Teresa Cowen
Name:	Teresa Cowen
Title:

U.S. Bancorp Asset Management, Inc.

By:	/s/ Jill M. Stevenson
Name:	Jill M. Stevenson
Title:	Head of Operations and Mutual Funds Treasurer

Exhibit A

to the

Distribution Agreement

Fund Names

Separate Series of First American Funds Trust

Name of Series	Type of Fund
Government Obligations Fund, Class A	Government
Government Obligations Fund, Class D	Government
Government Obligations Fund, Class P	Government
Government Obligations Fund, Class U	Government
Government Obligations Fund, Class V	Government
Government Obligations Fund, Class X	Government
Government Obligations Fund, Class Y	Government
Government Obligations Fund, Class Z	Government
Institutional Prime Obligations Fund, Class T	Institutional
Institutional Prime Obligations Fund, Class V	Institutional
Institutional Prime Obligations Fund, Class Y	Institutional
Institutional Prime Obligations Fund, Class Z	Institutional
Retail Prime Obligations Fund, Class A	Retail
Retail Prime Obligations Fund, Class T	Retail
Retail Prime Obligations Fund, Class V	Retail
Retail Prime Obligations Fund, Class X	Retail
Retail Prime Obligations Fund, Class Y	Retail
Retail Prime Obligations Fund, Class Z	Retail
Retail Tax Free Obligations Fund, Class A	Retail
Retail Tax Free Obligations Fund, Class V	Retail
Retail Tax Free Obligations Fund, Class Y	Retail
Retail Tax Free Obligations Fund, Class Z	Retail
Treasury Obligations Fund, Class A	Government
Treasury Obligations Fund, Class D	Government
Treasury Obligations Fund, Class P	Government
Treasury Obligations Fund, Class V	Government
Treasury Obligations Fund, Class X	Government
Treasury Obligations Fund, Class Y	Government
Treasury Obligations Fund, Class Z	Government
U.S. Treasury Money Market Fund, Class A	Government
U.S. Treasury Money Market Fund, Class D	Government
U.S. Treasury Money Market Fund, Class V	Government
U.S. Treasury Money Market Fund, Class X	Government
U.S. Treasury Money Market Fund, Class Y	Government
U.S. Treasury Money Market Fund, Class Z	Government